Gruman-2.Sa

                              SETTLEMENT AGREEMENT
                              --------------------

     This Agreement is made this 25th day of July 1996, by and between Medallion Taxi Media, Inc., a New York corporation with offices at 205 East 42nd Street, New York, New York ("MTM"), and Glenn Gruman, an individual residing at 215 East 68th Street, New York, New York ("Gruman").

                                    RECITAL
                                    -------

     WHEREAS, MTM and Gruman are presently parties to a litigation pending in the Supreme Court of the State of New York in and for the County of New York under Index No. 96-600739 (the "Litigation"); and

     WHEREAS, MTM has entered into a Settlement Agreement of even date herewith with See Level Advertising, Inc. and See Level Management, Inc. (collectively, "See Level") (the "See Level Settlement Agreement"), pursuant to which MTM has agreed to resolve the Litigation as between them and pursuant to which MTM acquired certain assets from See Level (the "Assets"); and

     WHEREAS, Gruman is See Level's sole shareholder and desires to settle and resolve all of the outstanding disputes between himself and MTM in the Litigation, and to provide for Gruman to be retained as a consultant to MTM on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions contained herein, the parties hereby agree as follows:

     1.    Settlement of Litigation:  Simultaneously with the execution of this
           ------------------------
Agreement, Gruman and MTM shall fully settle and resolve the Litigation and all other claims and disputes between them, whether asserted or unasserted, by executing and delivering: (i) mutual general releases, in the form annexed hereto as Exhibits 1(a) and (b); and (ii) a stipulation discontinuing the Litigation between MTM and Gruman with prejudice, in the form annexed hereto as
Exhibit 2.

     2.    Consulting Agreement:  Upon execution of the Settlement Agreement,
           --------------------
MTM shall retain Gruman as its consultant for a period of two and one-half (2 1/2) years (i.e., 912 calendar days), and MTM shall pay Gruman the sum of $173,000, by bank or certified check. During the ninety (90) days following execution of this Agreement, Gruman shall be available to consult with MTM, on a daily basis, for no more than two hours per day, Monday-Friday, between the hours of 9:00 a.m. and 5:00 p.m. either: (i) by telephone; or (ii) in person, at the offices of MTM (but not more than two days per week) on such days as are mutually agreed to by the parties, and to engage in all reasonable efforts to accomplish the tasks necessary to insure the orderly transfer of the Assets to MTM and the operation of the Assets by MTM, including, without limitation, representing MTM at MTM's direction in MTM's communications with: (i) the Operators; (ii) the advertisers under the Advertising Contracts transferred to See Level pursuant to the See Level Settlement Agreement; and (iii) the potential maintenance contractor for the

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

Signs, Metrometer Shop, Inc. ("Metrometer"). Thereafter, Gruman shall be available to consult with MTM from time to time, on reasonable prior notice to Gruman and at regular business hours mutually convenient to Gruman and MTM, but in no event more than four (4) hours per month. During this consulting period, Gruman shall refrain from taking any action, directly or indirectly, which may be injurious to MTM's goodwill or reputation in the taxi-top and outdoor advertising industry.

     3.    Non-Competition Agreement:  In consideration of MTM's payment of
           -------------------------
$100,000 by bank or certified check simultaneously with the execution of this Agreement, for a period of two and one-half (2 1/2) years (i.e., 912 calendar days) from the date of the execution of this Agreement, Gruman shall not engage in, directly or indirectly, as principal, agent, employee, consultant or otherwise in the taxi-top advertising business: (a) in metropolitan areas in the United States of America in which MTM conducts business; or (b) in metropolitan areas in the United States with populations of 1,000,000 persons or more, including, without limitation, the following United States greater metropolitan areas: New York, Boston, Atlanta, Chicago, Miami, Los Angeles and Philadelphia.

     4.    Right of First Refusal:  MTM shall have a right of first refusal to
           ----------------------
purchase any taxi-top advertising business that See Level may establish outside of the United States and seeks to sell within two and one-half (2 1/2) years (i.e., 912 calendar days) from the date hereof (the "New Business"). In the event

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

that See Level establishes any New Business and See Level receives a bona fide written offer to purchase the New Business or substantially all of its assets from a third party (the "Offer"), which See Level has decided to accept, MTM shall have the right to purchase the New Business on the same terms and conditions as set forth in the Offer. Within ten (10) days of receipt of the Offer, See Level shall provide MTM with a true copy of the Offer, by certified mail, return receipt requested, and within thirty (30) days of MTM's receipt of said Offer from See Level, MTM may exercise its right of first refusal by notifying See Level, in writing, of its intention to purchase the New Business on the same terms and conditions set forth in the Offer and delivering its check for ten percent (10%) of the purchase price set forth in the Offer, which shall be held in escrow by See Level's attorneys, pending execution of a formal contract of sale embodying the terms of the Offer. If MTM does not timely exercise its right of first refusal, See Level may sell the New Business strictly in accordance with the terms of the Offer, to the third party offeror. If no such sale is consummated within sixty (60) days of the expiration of the thirty (30) day period, then See Level may not sell the New Business without complying with the terms and provisions set forth above.

     5.    Further Assurances:  The parties acknowledge and warrant that they
           ------------------
shall at their own expense promptly execute and deliver all further instruments and documents provided by the other party that are reasonable, and take all further reasonable action that may be necessary or that may be reasonably requested in order to effectuate this Agreement. The terms of this paragraph shall survive the closing.

     6.    Consultation with Counsel:  Each of the parties hereto acknowledges
           -------------------------
and warrants: (i) that each party has carefully and completely read this Agreement; (ii) that each party has consulted with his counsel in regard to negotiating and executing this Agreement; (iii) that such counsel has explained in detail and fully the terms of this Agreement and the annexed exhibits to each of them and the effect of said terms and documents; (iv) that each party fully understands all the terms and provisions hereof; and (v) that each party knowingly and voluntarily executed this Agreement.

     7.    Jointly Drafted Agreement:  It is specifically understood and agreed
           -------------------------
by and between the parties that the within Agreement and exhibits thereto are the result of extensive negotiations between the parties. It is understood and agreed that all parties shall be deemed to have drawn these documents to avoid any negative inference by any court as against the preparer of the documents. This Agreement and the exhibits thereto shall be binding upon each and all of the respective parties, their heirs, assigns, executors, administrators, successors-in-interest, partners, employees, agents, officers, shareholders and directors.

     8.    Entire Agreement:  This Agreement, as well as the exhibits referenced
           ----------------
herein, together with the Settlement Agreement executed simultaneously herewith by and between MTM and See Level and the exhibits annexed thereto, constitute the entire agreement between the parties and any prior agreements, understandings, or memoranda, shall be merged into said documents.

     9.    Modifications:  This Agreement, as well as the exhibits referenced
           -------------
herein, may not be changed except by another agreement in writing, fully executed by all parties hereto, their respective heirs, successors and/or assigns. The parties herein agree that their counsel shall be authorized to enter into such modifications on their behalf.

     10.   Provisions Severable:  If any provision in this Agreement or the
           --------------------
exhibits referenced herein is declared invalid by any Court, tribunal or administrative agency, then such provision shall be deemed automatically adjusted to conform to the requirements for validity as declared at such time, and as so adjusted shall be deemed a provision respectively of this Agreement or the exhibits referenced herein, as though originally included herein. If any invalidated provision is of such a nature that it cannot be so adjusted, then the same shall be deleted and shall not effect the remaining provisions of this Agreement, and to this end the provisions of this Agreement are intended to be and shall be severable.

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

     11.   Choice of Law:  This Agreement shall be construed in accordance with
           --------------
the laws of the State of New York, without giving effect to the choice of law rules thereof.

     12.   Assignment:  This Agreement may not be assigned by either party
           -----------
hereto, except with the prior written consent of the other party hereto.

     13.   Notices:  Any communication required or permitted by  this Agreement
           --------
shall be in writing and shall be deemed to have been given when mailed by registered or certified mail, return receipt requested, or when delivered or otherwise actually received at the following addresses or to such other addresses as the parties may communicate from time to time to each other through written notice:

     If to MTM:
     ---------

                 Medallion Taxi Media, Inc.
                 205 East 42/nd/ Street
                 New York, New York 10017
                 Attention: Mr. Andrew Murstein

           With a required copy to:

                 Dreyer and Traub LLP
                 101 Park Avenue
                 New York, New York 10178
                 Attention: Mitchel A. Maidman, Esq.

     If to Gruman:
     ------------

                 Glenn Gruman
                 215 East 68th Street
                 New York, New York 10021

           With a required copy to:

                 David Leffler, Esq.
                 292 Madison Avenue
                 New York, New York 10017

     14.   Confidentiality Provision: Gruman represents and warrants that he
           -------------------------
shall keep the terms, conditions and provisions of this Agreement, and the fact that this Agreement was entered into by and between the parties, completely confidential, and he shall not in any way disclose, divulge or reveal same to any person, entity or governmental agency, except for fiduciaries who are under Gruman's and/or See Level's control and who agree to be bound by the terms of this provision, until August 31, 1996, or at such time and only to the extent that the terms hereof become publicly known from a source other than See Level or Glenn Gruman. In the event of a breach of this provision, MTM may seek monetary damages and equitable relief against Gruman and See Level. In the event Gruman and/or See Level are compelled by some form of process to disclose the terms of this Agreement, Gruman and/or See Level shall provide MTM with notice by mail and telecopier of the subpoena or other form of process within three (3) days of receipt of such subpoena or process, or one (1) day before the subpoena or process is returnable if the subpoena or process is received less than three (3) days before it is returnable, advising MTM where and when the subpoena or process is returnable, who has made the request and enclosing a copy of the subpoena or process with such notice. Gruman and See Level shall cooperate with MTM in any motion to quash such subpoena or process, or in any such similar proceeding that MTM may choose or undertake.

     15.   Counterparts:  The parties hereto agree that this Agreement may be
           ------------
signed in counterparts and that the signed counterparts shall together be deemed an original.

     16.   Section Headings: Section headings are for convenient reference only
           ----------------
and shall not affect the meaning or have any bearing on the interpretation of any provision of this Agreement.

     17.   Survival Provision:  The provisions of this Agreement shall survive
           ------------------
the closing of the See Level Settlement Agreement and any other agreements executed herewith in connection with the settlement of the Litigation.

     IN WITNESS WHEREOF, the parties have respectively executed this Agreement on the day and year first above written.


MEDALLION TAXI MEDIA, INC.


                                              /s/ Glenn Gruman
By:                                           -------------------
     Berton Miller, C.O.O.                    GLENN GRUMAN
     and Executive Vice President

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